                                    EXHIBIT 99.1


                                  WESTERN BANCORP

------------------------------------------------------------------------------
PRESS RELEASE
------------------------------------------------------------------------------

Western Bancorp  (NASDAQ:  WEBC)
4100 Newport Place, Suite 900
Newport Beach, California 92660
Contacts:      Matthew P. Wagner             Arnold C. Hahn
               President &                   Chief Financial Officer
               Chief Executive Officer
Phone:         310/477-2402 x 134            949/863-2351
Fax:           310/231-0321                  949/757-5844



FOR IMMEDIATE RELEASE

               WESTERN BANCORP ANNOUNCES FOURTH QUARTER 1998 EARNINGS

February 3, 1999

Newport Beach, California . . . Western Bancorp ("Western") today announced that as a result of merger-related expenses related to the fourth quarter acquisitions of Bank of Los Angeles ("BKLA") and PNB Financial Group ("PNB"), it had a consolidated net loss for the quarter ended December 31, 1998 of $6,513,000 or ($0.31) per diluted share. This compares with a loss of $985,000 or ($0.07) per diluted share, for the quarter ended December 31, 1997. On an operating basis, before the amortization of goodwill and before after-tax merger-related and litigation settlement costs, consolidated net income for the three month periods was $11,547,000 and $8,464,000 in 1998 and 1997, respectively, or $0.55 per diluted share for each period.

Consolidated net income for the year ended December 31, 1998 was $20,156,000 or $0.98 per diluted share. This compares with net income of $11,913,000 or $0.79 per diluted share for the year ended December 31, 1997, an increase of approximately 24%. On an operating basis, before the amortization of goodwill and before after-tax merger-related and litigation settlement costs, net income for the twelve month periods was $45,875,000 and $26,516,000 in 1998 and 1997, respectively, or $2.23 and $1.76 per diluted share, respectively, a growth of approximately 27%.

Operating results for the 1998 periods include those of Santa Monica Bank, which was acquired using purchase accounting on January 27, 1998.

During the fourth quarter of 1998, the Western Board of Directors also approved a quarterly dividend of $0.225 per common share, an increase of 50% from the third quarter, which was paid on December 24, 1998 to shareholders of record on December 4, 1998.

After including the operating results for the acquisition of BKLA and the merger with PNB, which were accounted for as pooling-of-interests, Western's operating return on average tangible assets remained even with the fourth quarter of 1997 at 1.88%. This profitability measure was impacted by the previously announced decrease in Western's net interest margin from 6.19% to 5.97% resulting from the decline in interest rates from the third quarter of 1998 to the fourth quarter of 1998.

Matthew P. Wagner, President and Chief Executive Officer of Western, stated, "On balance 1998 was a period of substantial progress for Western which positions the company to be one of the top performers in the banking industry. Although the interest rate environment was a difficult one for Western, we are optimistic about the year ahead." Mr. Wagner also summarized the milestones for 1998 which included:

     - On October 23, 1998, Western consummated the acquisition of BKLA through the merger of BKLA with and into Santa Monica Bank, a wholly-owned subsidiary of Western. The acquisition was accounted for as a pooling-of-interests. As a result of this acquisition, approximately 2,214,500 shares of common stock of Western were issued to holders of common stock of BKLA.

     - On December 30, 1998, Western consummated the acquisition of Pacific National Bank through the merger of PNB with and into Western. The merger was accounted for as a pooling-of-interests. As a result of this acquisition, approximately 2,779,733 shares of common stock of Western were issued to holders of common stock of PNB.

     - After essentially flat loan growth for the first half of 1998, loans have grown approximately 8.6% in the last half of the year despite continuing prepayments in the banks' commercial real estate portfolio.

     - The systems integration of the former Santa Monica Bank was completed as planned at the end of July 1998 and the former Western Bank was integrated in October 1998. BKLA was integrated in November of 1998. Western expects to integrate Pacific National Bank at the end of February 1999 at which point the entire company will be on a common operating platform.

     - All credit quality ratios continued to improve during the fourth quarter of 1998. (See the credit discussion later in this document.)

     - Due to the repricing of higher-cost deposits and the closing of some branches, deposits declined approximately 4% for the year; however, non-interest bearing deposits increased by almost 5% and represents 40% of total deposits at year end 1998. Assuming the closure of three Pacific National Bank branches expected to take place in February 1999, deposits per branch will have increased from approximately $64 million at December 1997 to approximately $70 million.

     - After the increase in dividends in December 1998 capital ratios remained strong as Tier I Leverage Capital ended 1998 at 8.45% or an increase of 0.48 percentage points during the year.

As of December 31, 1998, Western had approximately $2.6 billion in assets and after the merger of Pacific National Bank into Southern California Bank expected to take place in February 1999, Western will have two banking subsidiaries:
Southern California Bank and Santa Monica Bank. Southern California Bank serves southern Los Angeles, Orange and San Diego Counties with fifteen branches and with its specialized escrow services and asset based lending. In addition, Pacific National Bank has a residential mortgage origination business with offices in Irvine, Santa Ana, Dublin and San Diego, California and offices in Arizona. In 1998, Pacific National Bank originated approximately $1.5 billion in mortgage loans. Pacific National Bank sells substantially all of its mortgage loans in the secondary market with servicing released and holds no volatile servicing assets. Santa Monica Bank serves its clients in Santa Monica, Westwood, Malibu, Marina del Rey, Beverly Hills, Century City, Encino, Culver City, West Hollywood, and Glendale with sixteen branches and its specialized trust and investment management services.

                                 WESTERN BANCORP
                      UNAUDITED CONDENSED BALANCE SHEETS (a)

                                                                     December 31,                          December 31,
                                                                        1998                                  1997
                                                                    -------------                          ------------
                                                                           (In thousands, except per share data)
ASSETS:
Cash and due from banks                                              $   131,787                            $   135,287
Federal funds sold                                                        92,752                                168,257
                                                                     -----------                            -----------
    TOTAL CASH AND CASH EQUIVALENTS                                      224,539                                303,544
FRB and FHLB stock                                                         9,760                                 7,696
Securities:
  Securities held to maturity                                                  -                                 48,138
  Securities available for sale                                          354,349                                219,023
                                                                     -----------                            -----------
     TOTAL SECURITIES                                                    364,109                                274,857
Loans and leases held for investment, net                              1,642,211                              1,120,921
Mortgage loans held for sale                                             130,255                                 97,211
Premises and equipment                                                    33,536                                 17,429
Other real estate owned                                                    4,361                                  8,212
Goodwill                                                                 145,514                                 36,369
Other assets                                                              38,330                                 39,874
                                                                     -----------                            -----------
     TOTAL ASSETS                                                    $ 2,582,855                             $1,898,417
                                                                     -----------                            -----------
                                                                     -----------                            -----------
LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
Non-interest bearing deposits                                        $   868,965                             $  643,871
Interest bearing deposits                                              1,303,304                              1,031,827
                                                                     -----------                            -----------
     TOTAL DEPOSITS                                                    2,172,269                              1,675,698
Borrowed funds                                                            25,188                                 19,797
Accrued interest payable and other liabilities                            33,323                                 18,216
                                                                     -----------                            -----------
     TOTAL LIABILITIES                                                 2,230,780                             1,713,711

SHAREHOLDERS' EQUITY:
Preferred stock                                                                -                                     -
Common stock                                                             322,566                               159,811
Retained earnings                                                         28,856                                25,028
Accumulated other comprehensive income -
    unrealized net gains (losses) on securities
    available for sale, net of tax                                           653                                  (133)
                                                                     -----------                            -----------
     TOTAL SHAREHOLDERS' EQUITY                                          352,075                               184,706
                                                                     -----------                            -----------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $ 2,582,855                            $1,898,417
                                                                     -----------                            -----------
                                                                     -----------                            -----------

Number of common shares outstanding                                     20,858.5                              15,260.5
Common shareholders' equity per share                                $     16.88                            $    12.10
Tangible common shareholders' equity per share                       $      9.90                            $     9.72

 Tier I Leverage                                                            8.45%                                 7.97%

a) Santa Monica Bank was acquired on January 27, 1998. Accordingly, the balance sheet, share data and per share data as of december 31, 1997 does not include Santa Monica Bank amounts. Due to the relatively large size of the acquisition of Santa Monica Bank, any comparison of data as of and for the periods ended December 31, 1998 to data as of or for prior dates or periods may not be meaningful.

                                 WESTERN BANCORP
                    UNAUDITED CONDENSED INCOME STATEMENTS (B)

                                                                               Year Ended                 Three Months Ended
                                                                              December 31,                   December 31,
                                                                     ------------------------------- ------------------------------
                                                                          1998            1997            1998           1997
                                                                     --------------- --------------- --------------- --------------
                                                                                 (In thousands, except per share data)
INTEREST INCOME:

     Interest and fees on loans and leases                                $ 151,483       $ 107,639       $  38,637      $  28,619
     Interest on interest bearing deposits                                       92               1              38              -
     Interest on investment securities                                       18,572          18,867           4,621          4,269
     Interest on federal funds sold                                          11,481           5,802           2,418          2,135
                                                                          ---------       ---------       ---------      ---------
         TOTAL INTEREST INCOME                                              181,628         132,309          45,714         35,023

INTEREST EXPENSE:
     Interest expense on deposits                                            46,219          35,801          11,388          9,443
     Interest expense on borrowed funds                                       2,301           1,532             669            378
                                                                          ---------       ---------       ---------      ---------
         TOTAL INTEREST EXPENSE                                              48,520          37,333          12,057          9,821
                                                                          ---------       ---------       ---------      ---------

NET INTEREST INCOME:                                                        133,108          94,976          33,657         25,202
     Less:  provision for loan and lease losses                               1,325           4,080             300            780
                                                                          ---------       ---------       ---------      ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES               131,783          90,896          33,357         24,422

NON-INTEREST INCOME:
     Service charges and fees on deposit accounts and other fees             19,761          13,737           5,119          3,661
     Trust fees                                                               3,494               -             900              -
     Escrow fees                                                                972             827             224            276
     Gain on sale of loans and other assets                                  16,993          10,892           4,726          3,328
     Securities gains                                                         1,550             331           1,073              -
     Other income                                                             2,086           1,649             972            309
                                                                          ---------       ---------       ---------      ---------
         TOTAL NON-INTEREST INCOME                                           44,856          27,436          13,014          7,574

NON-INTEREST EXPENSE:
     Salaries and benefits                                                   55,208          41,792          14,169         10,378
     Occupancy, furniture and equipment                                      14,884          11,669           3,702          3,112
     Advertising and business development                                     1,709           1,760             562            429
     Other real estate owned                                                    (92)            339              99            (93)
     Professional services                                                    3,910           4,910             978          1,297
     Telephone, stationery and supplies                                       4,334           3,797           1,121            945
     Goodwill amortization                                                   10,252           2,784           2,732            705
     Data processing                                                          2,515           1,667             779            465
     Customer services cost                                                   3,454           2,687             922            827
     Litigation settlement costs                                              3,350               -           3,350              -
     Merger costs                                                            18,688          14,201          18,549         10,731
     Other                                                                   11,938           7,981           3,318          1,716
                                                                          ---------       ---------       ---------      ---------
         TOTAL NON-INTEREST EXPENSE                                         130,150          93,587          50,281         30,512
                                                                          ---------       ---------       ---------      ---------

     Income before income taxes                                              46,489          24,745          (3,910)         1,484
     Income taxes                                                            26,333          12,832           2,603          2,469
                                                                          ---------       ---------       ---------      ---------
         NET INCOME (LOSS)                                                $  20,156       $  11,913       $  (6,513)     $    (985)
                                                                          ---------       ---------       ---------      ---------
                                                                          ---------       ---------       ---------      ---------

     Weighted average common shares outstanding:
         Basic                                                             20,084.9        14,431.0        20,741.3       14,744.8
         Diluted                                                           20,611.0        15,036.7        21,065.4       15,391.1

     Net income (loss) per share:
         Basic                                                             $   1.00        $   0.83       $  (0.31)      $  (0.07)
         Diluted                                                           $   0.98        $   0.79       $  (0.31)      $  (0.07)

b) Santa Monica Bank was acquired on January 27, 1998. Accordingly, Santa Monica Bank's operating results are not included in the amounts for the 1997 periods and are included only since February of the 1998 periods. Due to the relatively large size of the acquisition of Santa Monica Bank, any comparison of data as of and for the periods ended December 31, 1998 to data as of or for prior dates or periods may not be meaningful.

                                                                           Year Ended                  Three Months Ended
                                                                          December 31,                    December 31,
                                                                 ------------------------------- -------------------------------
                                                                      1998            1997            1998            1997
                                                                 --------------- --------------- --------------- ---------------
PER SHARE INFORMATION:
     Number of shares (weighted average, in thousands)                 20,084.9        14,431.0        20,741.3        14,744.8
     Diluted shares (weighted average, in thousands)                   20,611.0        15,036.7        21,065.4        15,391.1
     Basic income (loss) per share                                   $     1.00      $     0.83     $    (0.31)      $   (0.07)
     Diluted income (loss) per share                                 $     0.98      $     0.79     $    (0.31)      $   (0.07)

     BEFORE MERGER COSTS AND LITIGATION SETTLEMENT COSTS
     Basic income per share                                          $     1.77      $     1.64     $      0.42      $    0.53
     Diluted income per share                                        $     1.73      $     1.58     $      0.42      $    0.50

     BEFORE MERGER COSTS, LITIGATION SETTLEMENT COSTS AND
       GOODWILL AMORTIZATION
     Basic income per share                                            $   2.28        $   1.84        $   0.56        $   0.57
     Diluted income per share                                          $   2.23        $   1.76        $   0.55        $   0.55

PROFITABILITY MEASURES:
     Return on average assets                                              0.80%           0.68%          (1.00%)         (0.21%)
     Return on average equity                                               5.9%            6.9%           (7.1%)          (2.2%)

     BEFORE MERGER COSTS, LITIGATION SETTLEMENT COSTS AND
       GOODWILL AMORTIZATION
     Return on average tangible assets                                     1.93%           1.55%           1.88%           1.88%
     Return on average equity                                              13.5%           15.4%           12.6%           18.7%
     Efficiency ratio                                                      55.0%           62.6%           55.0%           58.2%

ADJUSTMENTS TO NET INCOME (IN THOUSANDS):
     Net income                                                       $  20,156       $  11,913       $  (6,513)       $   (985)
     Litigation settlement costs                                          3,350               -           3,350               -
     Merger costs                                                        18,688          14,201          18,549          10,731
         Tax benefits                                                    (6,571)         (2,382)         (6,571)         (1,987)
                                                                      ---------       ---------       ---------        --------
     After-tax merger costs and litigation settlement costs              15,467          11,819          15,328           8,744

     Goodwill amortization                                               10,252           2,784           2,732             705
                                                                      ---------       ---------       ---------        --------
                                                                      ---------       ---------       ---------        --------
                                            ADJUSTED NET INCOME       $  45,875       $  26,516      $   11,547       $   8,464
                                                                      ---------       ---------       ---------        --------
                                                                      ---------       ---------       ---------        --------
REVENUES (IN THOUSANDS):
     Net interest income                                              $ 133,108       $  94,976       $  33,657       $  25,202
     Non-interest income                                                 44,856          27,436          13,014           7,574
                                                                      ---------       ---------       ---------        --------
                                                                      ---------       ---------       ---------        --------
                                                       REVENUES       $ 177,964       $ 122,412       $  46,671       $  32,776
                                                                      ---------       ---------       ---------        --------
                                                                      ---------       ---------       ---------        --------
ADJUSTMENTS TO EXPENSES (IN THOUSANDS):
     Non-interest expense                                             $ 130,150       $  93,587       $  50,281       $  30,512
     Litigation settlement costs                                         (3,350)              -          (3,350)              -
     Merger costs                                                       (18,688)        (14,201)        (18,549)        (10,731)
     Goodwill amortization                                              (10,252)         (2,784)         (2,732)           (705)
                                                                      ---------       ---------       ---------        --------
                                                                      ---------       ---------       ---------        --------
                                              ADJUSTED EXPENSES       $  97,860       $  76,602       $  25,650       $  19,076
                                                                      ---------       ---------       ---------        --------
                                                                      ---------       ---------       ---------        --------

                                                                           Year Ended                  Three Months Ended
                                                                          December 31,                    December 31,
                                                                 ------------------------------- -------------------------------
                                                                      1998            1997            1998            1997
                                                                 --------------- --------------- --------------- ---------------
AVERAGE BALANCE SHEETS
(In thousands)

AVERAGE ASSETS:

     Loans and leases, net of deferred fees and costs               $ 1,527,243     $ 1,051,588     $ 1,609,542     $ 1,097,521
     Mortgage loans held for sale                                        94,285          66,323         105,157          83,490
     Investments                                                        323,917         323,401         315,611         290,851
     Federal funds sold                                                 216,934         104,693         205,087         152,983
                                                                    -----------     -----------     -----------     -----------
                AVERAGE EARNING ASSETS                                2,162,379       1,546,005       2,235,397       1,624,845
     Goodwill                                                           140,904          33,636         146,159          32,687
     Other assets                                                       209,846         159,836         200,510         162,920
                                                                    -----------     -----------     -----------     -----------
                AVERAGE TOTAL ASSETS                                $ 2,513,129     $ 1,739,477     $ 2,582,066     $ 1,820,452
                                                                    -----------     -----------     -----------     -----------
                                                                    -----------     -----------     -----------     -----------
AVERAGE LIABILITIES AND SHAREHOLDERS' EQUITY:

     Non interest bearing deposits                                    $ 781,919       $ 544,372       $ 815,430       $ 584,331
     Interest bearing deposits                                        1,337,871         987,832       1,348,583       1,022,768
                                                                    -----------     -----------     -----------     -----------
                AVERAGE DEPOSITS                                      2,119,790       1,532,204       2,164,013       1,607,099

     Other interest bearing liabilities                                  48,501          20,983         101,153          21,006
     Other liabilities                                                    5,249          13,912        (46,423)          12,487
                                                                    -----------     -----------     -----------     -----------
                 AVERAGE LIABILITIES                                  2,173,540       1,567,099       2,218,743       1,640,592
                                                                    -----------     -----------     -----------     -----------
     Shareholders' equity                                               339,589         172,378         363,323         179,860
                                                                    -----------     -----------     -----------     -----------
                 AVERAGE LIABILITIES AND SHAREHOLDERS' EQUITY       $ 2,513,129     $ 1,739,477     $ 2,582,066     $ 1,820,452
                                                                    -----------     -----------     -----------     -----------
                                                                    -----------     -----------     -----------     -----------
YIELD ANALYSIS:
(Dollars in millions)

 Average earning assets                                               $ 2,162.4       $ 1,546.0       $ 2,235.4       $ 1,624.8
      Yield                                                                8.40%           8.56%           8.11%           8.55%

 Average interest bearing deposits                                    $ 1,337.9        $  987.8       $ 1,348.6       $ 1,022.8
      Cost                                                                 3.45%           3.62%           3.35%           3.66%

 Average deposits                                                     $ 2,119.8       $ 1,532.2       $ 2,164.0       $ 1,607.1
      Cost                                                                 2.18%           2.34%           2.09%           2.33%

 Average interest bearing liabilities                                 $ 1,386.4       $ 1,008.8       $ 1,449.7       $ 1,043.8
      Cost                                                                 3.50%           3.70%           3.30%           3.73%

 Interest spread                                                           4.90%           4.86%           4.81%           4.82%
 Net interest margin                                                       6.16%           6.14%           5.97%           6.15%

CREDIT QUALITY MEASURES
(Dollars in thousands)
                                                                          QUARTER  ENDED
                                       ---------------------------------------------------------------------------           ENDED
                                          31-DEC            30-SEP          30-JUN          31-MAR          31-DEC           31-DEC
                                           1998              1998            1998            1998            1997             1996
                                          ------            ------          ----            ------          ------           ------
 Loans past due 90 days and
  still accruing                           $   1,007         $   937        $  3,389       $  1,285         $   363         $   470

 Nonaccrual loans and leases                  14,929          16,099          17,332         15,441          12,990          22,171
 Other real estate owned                      4,361           6,010           7,584         10,525           8,212          11,104
                                           ---------       ---------       ---------      ---------       ---------         -------
   NONPERFORMING ASSETS                       19,290          22,109          24,916         25,966          21,202          33,275

 Impaired loans gross                         23,874          16,353          20,416         22,083          19,209          27,048
 Allocated reserves                            3,256           1,515           2,886          1,363           1,418           3,144
                                           ---------       ---------       ---------      ---------       ---------         -------
    NET INVESTMENT IN IMPAIRED LOANS          20,618          14,838          17,530         20,720          17,791          23,904

 Charge-offs                                   1,258           4,488             827            653           1,641           8,359
 Recoveries                                    2,076             580             350            709             684           1,631
                                           ---------       ---------       ---------      ---------       ---------         -------
    NET CHARGE-OFFS (RECOVERIES)               (818)           3,908             477            (56)            957           6,728

 Allowance for loan and
   lease losses ("ALLL")                      26,742          25,624          29,157         29,284          20,271          19,251
 Loans and leases, net of
   deferred fees and costs                 1,668,953       1,604,474       1,554,796      1,520,065       1,141,192         993,850
 Average loans and leases
   for the quarter, net of
   deferred fees and costs                 1,609,542       1,571,254       1,536,127      1,389,332       1,097,521
 ALLL to loans and leases                       1.60%           1.60%           1.88%          1.93%           1.78%           1.94%
 ALLL to nonaccrual loans and leases           179.1%          159.2%          168.2%         189.7%          156.1%           86.8%
 ALLL to nonperforming assets                  138.6%          115.9%          117.0%         112.8%           95.6%           57.9%
 Nonperforming assets to loans,
   leases and OREO                              1.15%           1.37%           1.59%          1.70%           1.84%           3.31%
 Annualized net charge-offs
   (recoveries)to average loans
   and leases                                  (0.07%)           0.33%           0.12%        (0.02%)          0.35%
 Full year net charge-offs to
   average loans and leases                     0.23%                                                          0.39%           0.74%

Note:  Loan and lease totals include only loans held for investment.
         The allowance for loan and lease losses to loans and leases was 1.60% at December 31, 1998. This is the same ratio as of the end of the third quarter of 1998, even after approximately $60 million of loan growth during the quarter. The ratio is down slightly from 1.78% at December 31, 1997. Non performing assets decreased from 1.84% of total loans, leases and OREO at December 31, 1997 to 1.15% at December 31, 1998 resulting mainly from a reduction of $3,851,000 in OREO properties that were held as of December 31,1997. Western had net recoveries during the fourth quarter of 1998 of $818,000 which included a substantial recovery, through a note sale, of a real estate loan that had been charged off in September 1998. Net charge-offs for the full year ended December 31, 1998 were $3,511,000 representing 0.23% of average loans and leases for the year. The allowance for loan and lease losses increased by $6,471,000 during the year with the allowance for loan and lease losses, as a percentage of nonperforming assets, increasing to 138.6% at December 31, 1998 from 95.6% at December 31, 1997. At its present level of $26,742,000 at December 31, 1998, management believes the allowance for loans and lease losses to be adequate based on Western's quarterly migration analysis of loan and lease losses, improved economic conditions and continued adherence to established credit policies.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve inherent risks and uncertainties. Western Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include economic conditions and competition in the geographic and business areas in which Western Bancorp and its subsidiaries operate, inflation or deflation, fluctuations in interest rates, legislation and governmental regulation and the progress of integrating Santa Monica Bank, Western Bank, Southern California Bank, the Bank of Los Angeles and Pacific National Bank.